UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

VOLT INFORMATION SCIENCES, INC.

(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1133 Avenue of the Americas, New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 704-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2016, the stockholders of Volt Information Sciences, Inc. (the “Company”) approved the Company’s 2015 Equity Incentive Plan (the “Plan”).  The Plan was previously adopted by the Board of Directors of the Company (the “Board”) on October 19, 2015 and subsequently amended on January 13, 2016.  The Plan authorizes the Board (or a committee thereof) to award equity-based compensation in the form of (1) stock options, including incentive stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) performance awards, (6) other stock-based awards, and (7) performance compensation awards. Subject to adjustment as provided in the Plan, up to an aggregate of 3,000,000 shares of the Company’s common stock may be issued or transferred in connection with awards under the Plan, plus any shares granted under the Company’s 2006 Incentive Stock Plan that again become available for awards under that plan prior to September 5, 2016. Each stock option or stock-settled stock appreciation right granted under the Plan will reduce the available plan capacity by one share and each other award denominated in shares that is granted under the Plan will reduce the available plan capacity by two shares.

A summary of the Plan was included as part of Proposal 4 in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 29, 2016 (the “Proxy Statement”).  The summary of the Plan contained in the Proxy Statement is qualified by and subject to the full text of the Plan, which was filed as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 9, 2016, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote on the proposals listed below.  These proposals are described in detail in the Company’s Proxy Statement.  A total of 19,068,742 shares of the Company’s common stock, representing approximately 91.53% of the shares outstanding on the Company’s record date, were present or represented by proxy at the Annual Meeting.  Set forth below are the voting results for each proposal submitted to a vote of stockholders.

Proposal 1: Election of Directors

The stockholders elected the Company’s nominees to the Board.  The nominees for election to the Board, the number and type of votes cast with respect to each nominee, as well as the number of broker non-votes with respect to each nominee, were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
James E. Boone	13,431,948	3,300,542	2,336,252
Nicholas S. Cyprus	15,586,264	1,146,226	2,336,252
Michael D. Dean	16,568,783	163,707	2,336,252
Dana Messina	14,531,659	2,200,831	2,336,252
John C. Rudolf	14,412,773	2,319,717	2,336,252
Laurie Siegel	16,533,684	198,806	2,336,252
Bruce G. Goodman	11,239,631	5,492,859	2,336,252

The foregoing Proposal 1 was approved.

Proposal 2: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2016

The stockholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2016.  The number and type of votes cast with respect to the proposal were as follows:

For	Against	Abstain
14,127,869	4,939,232	1,641

The foregoing Proposal 2 was approved.

Proposal 3: “Say-on-pay” non-binding advisory vote

The stockholders approved, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
11,502,090	4,813,849	416,551	2,336,252

The foregoing Proposal 3 was approved.

Proposal 4: Volt Information Sciences, Inc. 2015 Equity Incentive Plan

The stockholders approved the Company’s 2015 Equity Incentive Plan as described above.  The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
13,562,808	2,750,426	419,256	2,336,252

The foregoing Proposal 4 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2016	Volt Information Sciences, Inc.

	By:	/s/ Paul Tomkins
Paul Tomkins Senior Vice President and Chief Financial Officer